CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  16                                             PAGE    # 1
DETERMINATION:  9-Jan-98                               Beginning       12/1/97
DISTRIBUTION:   15-Jan-98                              Ending          12/31/97
TIME:   1/13/98 14:23


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES


        ORIG PRINCIPAL       BEG               PRINCIPAL        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   BALANCE              BALANCE           DISTRIBUTION     DISTRIBUTION    DISTRIBUTION    BALANCE

A       $1,478,422,107.71    $889,977,525.00   $33,799,846.31   $4,902,292.87   $38,702,139.18  $856,177,678.69
B          $45,725,000.00     $27,525,442.24    $1,045,369.90     $155,059.99    $1,200,429.89   $26,480,072.34


TOTALS  $1,524,147,107.71    $917,502,967.24   $34,845,216.21   $5,057,352.86   $39,902,569.07  $882,657,751.03



                            FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       22.86210828     3.31589527      579.11585211
B       22.86210826     3.39114248      579.11585216

Totals  22.86210828     3.31815271      579.11585211


 IF THERE ARE ANY QUESTIONS OR COMMENTS,
 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW




                                           KIM COSTA
                                          THE CHASE MANHATTAN BANK - ASPG
                                          450 WEST 33RD STREET, 15TH FLOOR
                                          NEW YORK, NEW YORK 10001
                                          (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  16                                                       PAGE        # 2
DETERMINATION:  9-Jan-98                                 Beginning       12/1/97
DISTRIBUTION:   15-Jan-98                               Ending          12/31/97
TIME:   1/13/98 14:23



                                                                       per $1000
Section 5.8 (iii)       Servicing Fee                  $764,585.81     .50164830




Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
A       $33,799,846.31  $4,902,292.87   $38,702,139.18          22.86210828             3.31589527               26.17800355
B        $1,045,369.90    $155,059.99    $1,200,429.89          22.86210826             3.39114248               26.25325074


Total   $34,845,216.21  $5,057,352.86   $39,902,569.07          22.86210828             3.31815271               26.18026099


Section 5.8 (v)    Pool Balance at the end of the
                   Collection Period                             $882,657,751.03


Section 5.8 (vi)   Aggregate Net Losses for Collection Period        $412,367.95


Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                   TOTAL                           0.00


Section 5.8 (viii) Reserve Account Balance after Disbursement     $28,686,376.91



Section 5.8 (ix)   Specified Reserve Account Balance              $28,686,376.91



Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller          $0.00
                   Servicer        $0.00
                   TOTAL           $0.00



Section 5.8 (xi) Advance Summary for Collection Period
                 Unreimbursed Advances for Period                $4,955,713.81
                 Unreimbursed Advances for Previous Period       $4,713,674.04
                 Change from Previous Period                       $242,039.77

                 Reimbursed Advance from Collections             $1,224,035.29
                 Reimbursed Advance from Liquidation Proceeds       $25,499.55
                 Reimbursed Advance from Reserve Account Withdrawals     $0.00


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK